Exhibit 99.1

TKO Announces Launch of Senior Secured Notes Oﬀering

New York, NY (November 5, 2026)—TKO Group Holdings, Inc. (NYSE: TKO) (“TKO” or the “Company”), a premium sports and entertainment company, today announced the launch of an oﬀering (the “Offering”) of $1.0 billion in aggregate principal amount of Senior Secured Notes due 2031 (the “notes”) by its indirect subsidiary, TKO Worldwide Holdings, LLC (“TKO Worldwide”). Completion of the Offering is subject to, among other things, pricing and customary closing conditions.

TKO Worldwide expects to use the net proceeds from the Offering for general corporate purposes, which may include making distributions to its parent entities to fund share repurchases under TKO’s previously announced share repurchase program, and to pay related fees and expenses.

The notes will be guaranteed by TKO Guarantor, LLC, and by TKO Worldwide’s existing and future direct or indirect wholly-owned domestic restricted subsidiaries that guarantee obligations under TKO Worldwide’s existing senior secured credit facilities and will be secured by a first priority lien on the collateral securing the existing senior secured credit facilities. The notes and the related note guarantees will rank equal in right of payment with all of TKO Worldwide’s and the guarantors’ existing and future senior indebtedness and will rank senior to all of TKO Worldwide’s and the guarantors’ existing and future unsecured indebtedness or indebtedness secured by junior priority liens, in each case to the extent of the value of the collateral.

The notes will be offered (i) only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) outside the United States pursuant to Regulation S under the Securities Act. The notes and the related guarantees have not been and will not be registered under the Securities Act and may not be oﬀered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. TKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, the statements regarding the notes and the use of proceeds therefrom.

The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to those factors discussed in Part I, Item 1A “Risk Factors” in TKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, TKO undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About TKO

TKO Group Holdings, Inc. (NYSE: TKO) is a premium sports and entertainment company. TKO’s businesses include UFC, the world’s premier mixed martial arts organization; WWE, the global leader in sports entertainment; PBR, the world’s premier bull riding organization; and its joint venture Zuffa Boxing, a professional boxing promotion. Together, these properties reach more than 1 billion households across 210 countries and territories and organize more than 500 live events year-round, attracting more than three million fans. TKO also services and partners with major sports rights holders through IMG, an industry-leading global sports marketing agency; and On Location, a global leader in premium experiential hospitality.

Investors:

Seth Zaslow

646-558-8387

szaslow@tkogrp.com

Press:

press@tkogrp.com